Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of ConocoPhillips (the Company) on Form 10-Q for the period ended September 30, 2010, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 2, 2010

/s/ James J. Mulva
James J. Mulva
Chairman and
Chief Executive Officer

/s/ Jeff W. Sheets
Jeff W. Sheets
Senior Vice President, Finance and
Chief Financial Officer